UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2010

DUKE ENERGY CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

DUKE ENERGY INDIANA, INC.

 (Exact Name of Registrant as Specified in its Charter)

Indiana	1-3543	35-0594457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Main Street, Plainfield, Indiana 46168

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.06.  Material Impairments.

Duke Energy Indiana, Inc. (the “Company”) announced that it has reached a settlement agreement with the Indiana Office of Utility Consumer Counselor, Duke Energy Indiana Industrial Group and Nucor Steel on the cost increase for construction of its Edwardsport clean coal gasification plant.  The Company has agreed to accept a 150 basis point reduction in the equity return for any project construction costs greater than $2.35 billion, and accordingly expects to record a pre-tax charge to earnings of approximately $35 to $45 million in the third quarter of 2010 based on the project cost estimate of $2.88 billion.  The parties also agreed to cap the project’s construction costs passed on to customers at $2.975 billion.  The settlement agreement is subject to approval by the Indiana Utility Regulatory Commission and therefore the ultimate amount of any charges is subject to change.

The settlement term sheet and a detailed summary of the agreement are attached as Exhibits 99.1 and 99.2.

Item 9.01.   Financial Statements and Exhibits.

(d)                               Exhibits.

99.1                           Settlement Term Sheet

99.2                           Summary of Edwardsport IGCC Project Settlement Agreement

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: September 17, 2010	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller

DUKE ENERGY INDIANA, INC.

Date: September 17, 2010	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit	Description

99.1	Settlement Term Sheet

99.2	Summary of Edwardsport IGCC Project Settlement Agreement